LICENSE AGREEMENT
                                -----------------

         This License Agreement (the "Agreement") is dated the 14th day of June, 2000 (the "Date of this Agreement"), between Peter J. Salzano, an adult individual with an address at 74 Jesse Court, Montville, NJ 07045 ("Licensor"), and Free dot Calling.com, Inc. a Nevada corporation, having an office at 75 Holly Hill Lane, Greenwich, CT 06830 (the "Licensee").

                                   WITNESSETH:
                                   -----------

         WHEREAS, pursuant to a Merger Agreement by and among VDC Communications, Inc. ("VDC"), Voice & Data Communications (Latin America), Inc. (the "Company"), Rare Telephony, Inc., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and the holders of all of the outstanding shares of common stock of Rare Telephony (the "Rare Telephony Shareholders"), dated May 25, 2000, as amended, (the "Merger Agreement"), Rare Telephony merged with and into the Company (the "Merger");

         WHEREAS, in connection with the Merger, VDC, the Company, the Rare Telephony Shareholders, and Buchanan Ingersoll Professional Corporation entered into an Escrow Agreement, dated May 25, 2000 (the "Escrow Agreement");

         WHEREAS, the Licensor has filed a provisional patent application through John R. Flanagan for Peter J. Salzano, Inventor, dated April 7, 2000 (the "Application"), for an email business method described in the Application (the "Email Technology");

         WHEREAS, the parties desire to enter into a License Agreement for the purpose of granting to Licensee an exclusive, transferable license under certain terms and conditions;

         WHEREAS, the Company and the Licensor have entered into an Independent Contractor Agreement (the "Contractor Agreement"); and

         WHEREAS, the terms of the Merger Agreement provide for the execution of this Agreement.

         NOW, THEREFORE, in consideration of the recitals and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Licensor hereby grants to Licensee an exclusive, transferable license to use the Email Technology in the U.S. and internationally (the "License") and Licensee shall have the right to sublicense, in whole or in part, the rights granted herein, to Licensee's subsidiaries, the Company, the Company's subsidiaries, VDC, and VDC's subsidiaries; provided, however, that any sublicense granted or issued without the prior written permission of the Chief Executive Officer of VDC shall be void ab initio. The License shall cover all improvements, additions, and changes to the Email Technology. This License shall continue in full effect whether or not Licensor receives a patent for the Email Technology. The term of the License shall extend for the greatest time period permitted by law (and in no event less than ten (10) years), unless sooner terminated as provided in Section 4.

         2. Licensor warrants that he is the exclusive owner of the Email Technology and that he has the right to grant the License to Licensee. Licensor further warrants that other than as provided for in this Agreement, the Licensor has not granted a license to use the Email Technology, or otherwise assigned or transferred any of his rights in the Email Technology, to any person or entity. Licensor shall indemnify, protect, defend and hold harmless the Licensee, and its officers, directors, employees, agents, representatives, subsidiaries, affiliates, and controlling entities (collectively, "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including, without limitation, attorneys' fees) or the diminution of value, whether or not involving a third-party claim, directly or indirectly from or in connection with any inaccuracy of, or associated with, any representation or warranty made by Licensor in this Agreement. The rights to indemnification hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, or obligation.

         3. The Licensee shall pay a one time royalty to Licensor of $100,000 (said payment shall be in cash or cash equivalent only) upon Licensee or any permitted sublicensee hereunder (collectively, the "Entities") first obtaining 250,000 active monthly billing customers (with minimum gross usage and regulatory fee billing of $4,500,000 per month) exclusively through the Licensee web site (the "Free Site") through the employment of the Email Technology and the Licensee web site affiliate system (the "System"). For purposes of this Agreement the term "exclusively through the Licensee web site (the "Free Site") through the employment of the Email Technology and the Licensee web site affiliate system (the "System")" means customers obtained through the Free Site using the Email Technology and the System where no telemarketing, or advertising has been utilized to attract them other than (a) "click and talk" web site telemarketing creating inbound calls to and outbound calls from the Licensee sales/customer service center, (b) referral/viral e-mail marketing from the Email Technology, (c) bulk e-mail marketing from Cash Back Rebates LD.com, Inc. ("Cash Back") self-generated e-mail lists, (d) affiliate web site and web partnership marketing/sales, and (e) inbound calls to Licensee's call center. Without limiting the generality of the foregoing, customers obtained in the following ways shall not be counted towards the 250,000 customers referenced above: (i) customers referred to, directed to, or made aware of Licensee or the Free Site by telemarketers, employees, agents, consultants, officers or directors of or from Cash Back (other than bulk e-mail marketing from Cash Back self-generated e-mail lists), the Company, VDC or any of their affiliates or subsidiaries; (ii) customers referred to, directed to, or made aware of Licensee or the Free Site by or through the marketing, advertising, or publicly available materials of Cash Back, the Company, VDC or any of their affiliates or subsidiaries (other than Licensee). The failure to generate 250,000 customers upon the terms and conditions set forth in this Section 3(a) shall result in no one time royalty being paid. The Licensor shall bear the burden of proving to the Licensee's Board of Directors (which shall make the ultimate determination in its discretion) that the 250,000 active monthly billing customers (with minimum gross usage and regulatory fee billing of $4,500,000 per month) were obtained exclusively through the Free Site through the employment of the Email Technology and the System. In connection with the proof required from the Licensor in the preceding sentence, the Licensor shall have reasonable access to

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

the records of the Licensee and its controlling entities after Licensor has executed a confidentiality agreement acceptable to Licensee's counsel. The determination of whether said customers have achieved the minimum gross usage and regulatory fee billing of $4,500,000 per month shall be made in the sole discretion of the Licensee's Board of Directors with guidance from VDC's controller.

         4.       This  License  may  be  terminated  on  the  following   terms
and conditions:

                  (a) Immediately by written consent of all of the parties hereto;

                  (b) By the Licensee on five (5) calendar days' written notice if the Free Site is not operational within one year after $100,000 has been placed in a bank account or other account for the development of the Free Site;

                  (c) By the Licensor on five (5) calendar days' written notice if $100,000 has not been placed in a bank account or other account for the development of the Free Site within sixty (60) calendar days of the Date of this Agreement;

                  (d)      By  either the  Licensor or the  Licensee  on fifteen
(15) calendar days' written notice if, after the Free Site becomes operational, VDC, the Company, or the Licensee has terminated or shut down the Free Site for more than thirty (30) calendar days;

                  (e) By Licensor upon fifteen (15) calendar days' written notice if, after the Free Site becomes operational, the Licensor has not timely received the royalty payment provided for in Section 3; provided, however, that Licensor shall have first provided the Licensee with written notice of such failure and such failure shall not have been cured within fifteen
(15) calendar days' of receipt of such notice from Licensor; or

                  (f)      By  either  the  Licensor  or the  Licensee  on  five
(5) calendar days' written notice if Licensee is dissolved under the corporate code then applicable to Licensee.

Notwithstanding the provisions of this Section 4, Licensor shall not be entitled to terminate this License pursuant to either Section 4(c) or 4(d) if he has violated either the Covenant Not to Compete contained in the Contractor Agreement or the Covenant Not to Compete set forth in Section 5. Upon the termination of the License as set forth in this Section 4, and upon the payment of the royalty, if any, owed to Licensor as provided for in Section 3 accrued through the effective date of termination, the Licensee shall have no further obligation to Licensor under this Agreement, and Licensor shall have no further rights under this Agreement. To the extent the payment referenced in the preceding two sentences are offset as provided for in Section 7(m), said payment shall be deemed to have been made for purposes of the preceding two sentences.

         5.       Covenant Not to Compete.

         (a) The Licensor recognizes and acknowledges: (i) that the execution of this Agreement containing the following Covenant Not to Compete was a condition precedent to the closing of the Merger; and (ii) that the Licensee is placing its confidence and trust in the Licensor. The Licensor, therefore, covenants and agrees that during the Applicable Non-Compete Period (as defined below), the Licensor shall not, either directly or indirectly, without the prior written consent of the Board of Directors of the Licensee: (i) engage in or carry on any business which is similar to or is in competition with the Business of the Licensee (as such term is used and defined below); (ii) be or become an employee, agent, consultant, representative, director or officer of any person, firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Licensee; (iii) solicit for employment or employ any person employed by the Licensee (or its subsidiaries or controlling entities) at any time during the 12-month period immediately preceding such solicitation or employment; (iv) develop or provide to persons or entities other than VDC, the Company or their affiliates or subsidiaries, products, technologies or business methods that compete with or are similar to the Email Technology; or (v) be or become a shareholder, joint venturer, owner (in whole or in part), partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Licensee. Notwithstanding the preceding sentence above, the following shall not be deemed to violate this Section 5:

                           (i)      passive  equity  investments by Licensor  of
$10,000 or less in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Licensee;

                           (ii)     passive  equity  investments  by Licensor in
excess of $25,000 in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Licensee, so long as and only to the extent that Licensor has obtained the prior written consent of the Board to make such investments; or

                           (iii)    an  equity  investment  by Licensor of up to
0.1% in any publicly traded company which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Licensee.

         (b) As used in this Agreement, the term "Business of the Licensee" shall include all material business activities in which the Licensee, the Company and the Company's subsidiaries are engaged now which includes, but is not limited to, international and domestic (i.e. in the United States) long distance telecommunications services.

         (c) Licensor hereby recognizes and acknowledges that the existing Business of the Licensee extends throughout the United States and therefore agrees that the covenants not to compete contained in this Section 5 shall be applicable in and throughout the United States, as well as throughout such additional areas, states or countries in which the Licensee may be (or has prepared written plans to be) doing business as of the date of termination of the Licensor's engagement hereunder. Licensor further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the Business of the Licensee and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 5 constitute reasonable protections for the Licensee.

         (d) As used in this Section 5, "Applicable Non-Compete Period" shall mean all periods after the License has been granted and before it has been terminated in accordance with Section 4 and that period of six (6) months following the termination of the License.

         (e) The parties hereto expressly understand, acknowledge and agree that the Covenant Not to Compete contained in Section 5 of this Agreement (the "License Covenant") is in addition to and supplementary to the Covenant Not to Compete in the Contractor Agreement (the "Contractor Covenant"). The termination or unenforceability of the License Covenant shall not affect the Contractor Covenant and the termination or unenforceability of the Contractor Covenant shall not affect the License Covenant.

         (f) In addition to any other remedy available to the Licensee at law, equity, or otherwise, the Licensee may suspend payment of the royalty described in Section 3 during all periods during which the Licensor has violated any term of Section 5.

6. Upon request from the Licensee, the Licensor shall use its best efforts to promptly file a definitive and final patent application for the Email Technology. In respect of any such application, Licensor agrees to execute or to employ its best efforts to have executed any documents, including affidavits and working declarations necessary or reasonable to facilitate the lawful filing, prosecution and maintenance thereof. Licensor shall provide Licensee with a copy of documentation referenced in this Section 6. The full costs (including government fees, taxes, charges and the like and associate attorney charges for services) for such application and the issuance and maintenance of any resulting patent shall be borne by the Licensor. Notwithstanding the foregoing, the Licensee may, in its sole discretion, but shall have no obligation to, opt to direct the drafting, preparation and prosecution of the definitive and final patent application for the Email Technology, including all exhibits, schedules, and affidavits thereto. In order to exercise the option referenced in the preceding sentence (the "Option"), the Licensee shall provide Licensor with written notice of its desire to exercise this option by specific reference to this Section 6. If and only if the Licensee exercises the Option, then the full costs (including government fees, taxes, charges and the like and attorney charges for services) for such application and the issuance and maintenance of any resulting patent shall be borne by the Licensee. If the Licensee exercises the Option, then the Licensor shall fully and in good faith cooperate with Licensee in connection therewith. Provided that Licensor has not violated his obligations or covenants under this Section 6, the exercise of the Option by Licensee shall in no way affect the rights or obligations of the parties hereto as otherwise provided for apart from this Section.

7.       Miscellaneous.

         (a) Except as otherwise provided in this Agreement or the Contractor Agreement (or otherwise authorized by the Licensee in writing in advance), the Licensor is not authorized to act as an agent for, or legal representative of, the Licensee or its subsidiaries or affiliates and the Licensor shall not have the authority to assume or create any obligation on behalf of, in the name of, or binding upon the Licensee or its subsidiaries or affiliates. This Agreement does not create a joint venture or partnership of any kind between the parties.

         (b) The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         (d) The Licensor shall not assign this Agreement to any other corporation, firm or person without the express and written prior consent of the Licensee. The Licensee may assign this Agreement and the License without the Licensor's consent and the Licensor's execution of this Agreement shall be deemed a consent to any such assignment; provided, however, that any assignment of the License or the Agreement by Licensee without the prior written permission of the Chief Executive Officer of VDC shall be void ab initio.

         (e) This Agreement may not be amended except by an instrument in writing, executed by the parties.

         (f) If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason by an arbitrator or court of competent jurisdiction, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of the affected section or the Agreement, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

         (g) This Agreement may be executed in multiple counterparts each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

         (h) Each right and remedy granted to the Licensee under this Agreement shall be cumulative and in addition to any other right or remedy existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Licensee from time to time concurrently or independently and as often and in such order as the Licensee may elect. Any failure or delay on the part of the Licensee in exercising any such right or remedy shall not operate as a waiver thereof.

         (i) The parties acknowledge that the execution and delivery of this Agreement was a material inducement to VDC's and the Company's decision to consummate the Merger.

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

         (j)      The recitals  to  this  Agreement  constitute  part  of   this
Agreement.

         (k) All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (receipt confirmed) (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

                  (a)      if to the Licensor at:

                           Peter J. Salzano
                           Network Consulting Group, Inc.
                           101 Route 46E
                           Pine Brook, NJ  07058
                           Facsimile No: (973) 882-8520

                  (b)      if to the Licensee at:

                           Thomas J. Vrabel
                           Free dot Calling.com, Inc.
                           657 Main Street, Suite 301
                           P.O. Box 9101
                           Passaic, NJ  07055-9101
                           Facsimile: (973) 779-7991

                           with a copy to:

                           Louis D. Frost, Esq.
                           Voice & Data Communications (Latin America), Inc. 75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908


         (l) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey applicable to contracts executed and to be performed entirely within said State. All controversies or claims arising out of or relating to this Agreement, or arising out of or relating to the License or any sublicense contemplated herein, or the termination thereof, shall be determined by binding arbitration applying the laws of the State of New Jersey and the rules of the American Arbitration Association applicable to the Commercial Panel, except that there shall only be one (1) arbitrator. The arbitration shall be conducted at the Licensee's offices

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

in Greenwich, Connecticut, or at such other location designated by the Licensee. The decision of the arbitrator shall be final and binding upon the parties, shall include written findings of law and fact, and judgment may be obtained thereon in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case (except as provided for in Section 4 of the Escrow Agreement). The cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties thereto unless the award otherwise provides (except as provided for in Section 4 of the Escrow Agreement). Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

         (m) The Licensee shall be entitled to deduct from any payment due to Licensor under this Agreement any payments or amounts owed to the Licensee or any of its controlling entities or affiliates (including, without limitation, VDC) by the Licensor or Network Consulting Group, Inc.

         (n) This Agreement will not be construed more strictly against one party then against the other by virtue of the fact that drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement is the product of negotiations between the parties and that the parties have contributed to the final preparation of this Agreement.

         (o) Licensor acknowledges that this Agreement is supported by good and adequate consideration. Licensor hereby waives any defense, claim or other arguments (in relation to the enforceability of this Agreement including rescission or cancellation hereof) or any similar theory based upon lack of consideration.

         (p) Each party represents and warrants that (i) it has carefully read this Agreement, (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof, (iii) the meaning and effect of the various terms and provision hereof have been fully explained to it by such counsel, (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby, and (v) it has executed this Agreement of its own free will.

         (q) Nothing contained in this Agreement shall imply any agreement by the Licensee to develop or fund the Free Site. The parties acknowledge that there is or shall be a separate Funding Agreement which shall provide for limited funding of the Free Site.

         (r) The Licensor shall execute such additional documents and to perform all such other and further acts as may be reasonably necessary or desirable to carry out the purposes and intents of this Agreement, at the cost of the Licensee. Without limiting the generality of the foregoing, the Licensor shall upon request from Licensee, execute a new document satisfactory to Licensee upon Licensor receiving a patent for the Email Technology.

         (s) This Agreement constitutes the complete and exclusive agreement between the parties hereto which supersedes all proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein. Without limiting the foregoing, the Agreement supersedes and renders null and void a letter agreement among VDC, Licensor, and Network Consulting Group, Inc., dated May 17, 2000. Notwithstanding the foregoing, this Agreement shall not supersede or render null or void the Merger Agreement or the Schedules or Exhibits thereto, the Escrow Agreement, or the Contractor Agreement.

         (t) TO THE FULLEST EXTENT PERMITTED BY LAW, THE LICENSEE SHALL NOT BE LIABLE TO LICENSOR OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER, EVEN IF THE LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (u) Licensor agrees, within seven (7) calendar days after request from Licensee, to deliver to Licensee a statement certifying that this Agreement is in full force and effect (or stating any facts to the contrary). Within ten
(10) calendar days of receipt of a written request from Licensee, the Licensor shall provide the Licensee with a statement (sworn to by the Licensor before a Notary Public and signed by said Notary Public and the Licensor) that, as of the date of said statement, the Licensor has complied with all material terms of this Agreement. This provision shall expire six (6) months following the termination of this Agreement.

         (v) This Agreement and the License are effective as of the Date of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST:                                     LICENSEE:

/s/ Thomas Salzano                          Free dot Calling.com, Inc.
---------------------------
Signature
                                            By:      /s/ Thomas J. Vrabel
                                               ---------------------------------
Thomas Salzano                                       Thomas J. Vrabel
---------------------------                          President
Print Name


WITNESS:                                    LICENSOR:

/s/ Louis D. Frost
---------------------------
Signature
                                            /s/ Peter J. Salzano
                                            ------------------------------------
Louis D. Frost                              Peter J. Salzano
---------------------------
Print Name

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